Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Burke & Herbert Financial Services Corp. of our report dated March 22, 2024 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Burke & Herbert Financial Services Corp. for the year ended December 31, 2023, and to the reference to us under the heading “Experts” in the registration statement.

    /s/ Crowe LLP
    Crowe LLP

Washington, D.C.
November 15, 2024